As filed with the Securities and Exchange Commission on January __, 2005
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IEC ELECTRONICS CORP.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                    13-3458955
  (State or other jurisdiction of          (IRS Employer Identification Number)
   incorporation or organization)

                    105 NORTON STREET, NEWARK, NEW YORK 14513
                                 (315) 331-7742
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)

                              IEC ELECTRONICS CORP.
                      2001 STOCK OPTION AND INCENTIVE PLAN
                              (Full title of plan)


                                W. BARRY GILBERT
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              IEC ELECTRONICS CORP.
                                105 NORTON STREET
                                NEWARK, NY 14513
                            TELEPHONE: (315) 331-7742
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           MARTIN S. WEINGARTEN, ESQ.
                    BOYLAN, BROWN, CODE, VIGDOR & WILSON, LLP
                                2400 CHASE SQUARE
                               ROCHESTER, NY 14604
                            TELEPHONE: (585) 232-5300

                         CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
                                      Maximum      Maximum
Title of                              Offering     Aggregate
Securities to     Amount to be        Price Per    Offering     Amount of
be Registered     Registered  (1)     Share (2)    Price (2)    Registration Fee
-------------     ---------------     ----------   ------------ ---------------

Common Stock,     1,000,000 shares    $0.59        $590,000      $69.44
$.01 par value

      (1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (the "Plan") in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the last sale price per share of the Registrant's shares of Common Stock as reported by the OTC Bulletin Board on January 19, 2005.

                                     PART I

                     STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of IEC Electronics Corp., a Delaware corporation (the "Registrant"), issuable pursuant to the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (the "Plan"). The Registrant's previously filed Registration Statement on Form S-8 (No. 333-103847), as filed with the Securities and Exchange Commission (the "Commission") on March 17, 2003 is hereby incorporated by reference.

      Upon this Registration Statement's effectiveness, there will be 2,500,000 shares registered under the Plan, 1,500,000 shares from Registration Statement No. 333-103847 and 1,000,000 shares from this Registration Statement on Form S-8. PART II

Item 5.  Interests of Named Experts and Counsel.

      Legal matters in connection with the shares of Registrant's Common Stock issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, senior counsel to this firm, is a director and Assistant Secretary of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. As of the date of this Registration Statement, Mr. Vigdor owns 202,075 shares of Registrant's Common Stock and has stock options to purchase 24,000 shares of Registrant's Common Stock; Mr. Weingarten owns 100 shares of Registrant's Common Stock and has stock options to purchase 4,500 shares of Registrant's Common Stock.

Item 8.  Exhibits.

         See Exhibit Index.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Newark, State of New York on January 19, 2005.

                                               IEC Electronics Corp.


                                               By: /s/  W. Barry Gilbert
                                                  ------------------------------
                                                     W. Barry Gilbert
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, each of the undersigned hereby appoints W. Barry Gilbert and Brian H. Davis and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and al documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting seems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or count do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.


Signature                              Title                                   Date
---------                              -----                                   ----
/s/ W.Barry. Gilbert                   Chairman of the Board and Chief         January 19, 2005
-------------------------------
W. Barry Gilbert                       Executive Officer
                                       (Principal Executive Officer


/s/ Brian H. Davis                     Vice President, Chief Financial         January 19,, 2005
-------------------------------
Brian H. Davis                         Officer and Controller
                                       (Principal Financial and Accounting
                                       Officer)


/s/ David J. Beaubien                  Director                                January 19, 2005
-------------------------------
David J. Beaubien


/s/ Robert P.B. Kidd                   Director                                January 19, 2005
-------------------------------
Robert P.B. Kidd


/s/ Eben S. Moulton                    Director                                January 19, 2005
-------------------------------
Eben S. Moulton


                                       Director                                January ___, 2005
-------------------------------
Dermott O'Flanagan


/s/ James C. Rowe                      Director                                January 19, 2005
-------------------------------
James C. Rowe


/s/ Justin L. Vigdor                   Director                                January 19, 2005
-------------------------------
Justin L. Vigdor

                                                       EXHIBIT INDEX


Exhibit
Number        Description                                    Location
------        -----------                                    --------

4.1           IEC Electronics Corp. 2001 Stock Option           *
              and Incentive Plan
              (As Amended - November 17, 2004)

5.1           Opinion  and  consent  of  Boylan,  Brown,        *
              Code, Vigdor & Wilson, LLP, counsel for the Registrant as to the legality of the shares of Common Stock being registered

23.1          Consent   of   Rotenberg   &   Co.,   LLP,        *
              Independent Public Accountants

23.2          Consent of Boylan,  Brown,  Code, Vigdor &     Included in Exhibit
              Wilson, LLP                                    5.1 to this
                                                             Registration
                                                             Statement.

24.1          Power of Attorney                             (See Signature Page)


*     Included  as  part  of the  electronic  submission  of  this  Registration
      Statement


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